Exhibit 10.54

                           FIRST AMENDMENT TO LEASE


FIRST AMENDMENT TO LEASE entered into as of August 25, 1995, between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, with an office at Four Embarcadero Center, San Francisco, California 94111 ("Lessor"), and FARAH U.S.A., INC., a Texas corporation, with its principal office at 8889 Gateway West, El Paso, Texas 79925 ("Lessee"), with reference to the following:

     A. Lessor and Lessee have entered into a Lease Intended as Security dated as of December 8, 1994 (the "Lease"; all terms not otherwise defined herein being used with their meanings as defined therein); and

     B. Lessor and Lessee now desire to amend the Lease as hereinafter set forth:

     C. Farah Incorporated, Value Slacks, Inc. and Farah International, Inc. have executed that certain Guaranty dated as of December 8, 1994 ("the Guaranty") guarantying Lessee's obligations under the Lease; and

     D. Lessee has requested Lessor amend the Lease and Lessor is willing to amend the Lease provided Guarantors consent to the amendment; and

     E. Guarantors are willing to consent to the amendment set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

AMENDED SECTIONS

SECTION 1.4:

Subsection 1.4(c) is amended to include the following provision:

On or before September 29, 1995, a Letter Agreement executed by Congress Financial Corporation (Southwest) which explicitly acknowledges that certain sale/leaseback equipment funded by Lessor on or after December 8, 1994 shall constitute "priority collateral" as that term is defined in that certain Intercreditor Agreement between Lessor and Congress Financial Corporation (Southwest).

Section 1.4 is amended to add a new Subsection 1.4(o) as follows:

"commodatum agreements, declarations or other appropriate documentation to perfect Lessor's security interests executed by Lessee and each Maquiladora, in form and substance satisfactory to Lessor, to be filed in such jurisdictions as deemed appropriate by Lessor on the additional equipment located in Mexico and Costa Rica.

New Section 1.5 is added as follows:

     (a) "Lessee agrees to pay 50% of the cost of perfecting Bank of America's security interests in the additional equipment set forth in Subsection 1.4(o) on or before September 29, 1995."


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(b)   "Lessor agrees to release its lien on certain  proceeds in the approximate amount of  $560,000.00  resulting  from the sale by  Lessee  of  equipment located at the Lourdes  coat  manufacturing  facility  in Costa  Rica,  in consideration for the receipt by Bank of America of $50,056.97 of such proceeds, together with accrued interest at the Implicit Interest Rate set forth in Section G of the Appendix to Lease Intended as Security through the sale closing date. The sum of $50,056.97 represents the value of
      equipment   funded  by  Bank  of  America  located  at  the  Lourdes  coat manufacturing facility. "

SECTION 8.1:

           Subsection 8.1 (c) of the Lease is deleted in its entirety and replaced with the following new Subsection 8.1 (c):

"Lessee, any Guarantor or Guarantors fail to observe, perform or be in compliance with any covenants, agreements or warranties, whether such covenant, agreement or warranty is in the Lease, any Guaranty or related documents, and such failure continues for ten (10) days after written notice thereof;"

SECTION B:

Section B of the Appendix to Lease titled "Purchase Price" is amended to delete "$10,000,000.00" in the third line of the first paragraph and replace it with "$7,807,616.41 ".

SECTION C:

Section C of the Appendix to Lease titled "Term" is amended to provide that the "Base Term" as to all units, as such term is defined in Section A of the Appendix to Lease, shall commence on September 1, 1995. September 1, 1995 shall be the "Base Date" for all units.

SECTION D:

Section D of the Appendix to Lease titled "Utilization Period" is amended to state that the Utilization Period has expired.

SECTION 1

Section I of the Appendix to Lease titled "Early Termination" is amended to allow Lessee the option to terminate this Lease as to all units for a period of six months commencing on the "Base Date" as defined in amended Section C of the Appendix to Lease by paying to Bank of America the Balance Due under the Lease. Should Lessee exercise its option to early terminate during the six month period commencing on the Base Date, the Lessee shall not be required to pay lessor "Termination Charges" as defined in Subsection H 2. of the Appendix to Lease. After the expiration of the six month period commencing on the Base Date, the lessee termination rights shall be controlled by the original provisions of
Section I including, but not limited to, the obligation to pay applicable "Termination Charges ".

APPLICABILITY OF UNAFFECTED TERMS OF LEASE
          AND RELATED AGREEMENTS

Except as is herein specifically amended, all of the terms, covenants, and provisions of the Lease and related agreements remain in full force and effect, and where appropriate, are applicable to this FIRST AMENDMENT TO LEASE.


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GENERAL PROVISIONS

GOVERNING LAW:

         This FIRST AMENDMENT TO LEASE shall be governed by and construed under the laws of California. The parties submit to the jurisdiction of the appropriate state or federal court in California as to any dispute arising out of or related to either the FIRST AMENDMENT TO LEASE or the Lease.

SEVERABILITY:

Each provision of this FIRST AMENDMENT TO LEASE and the Lease shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. Nevertheless, should any provision be prohibited by or invalid under any such law or regulation in any jurisdiction, such provision shall be deemed modified to conform to the minimum requirements of such law or regulation. If such provision cannot be modified to conform to the requirements of the law or regulation, such provision shall be ineffective and invalid only to the extent of the prohibition or invalidity without affecting the remaining provisions of the FIRST AMENDMENT TO LEASE. Furthermore, the prohibition or invalidity of a provision in one jurisdiction shall not affect the provision's validity or effectiveness in any other jurisdiction.

COUNTERPARTS:

         Two counterparts of this FIRST AMENDMENT TO LEASE have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

INTERPRETATION:

         This FIRST AMENDMENT TO LEASE is the result of negotiations between Lessor and Lessee, and has either been reviewed by each party's counsel or such party has knowingly and voluntarily chosen not to have its counsel review the terms. Lessor and Lessee therefore agree that this FIRST AMENDMENT TO LEASE shall not be construed against either merely because of the involvement of either party's representatives or counsel in the negotiation, drafting or revision of the terms contained herein.

HEADINGS:

         The headings to the FIRST AMENDMENT TO LEASE are for convenience only. The headings do not define, limit or describe the scope or intent of the provisions.

FURTHER AMENDMENTS:

           Any  further   amendments  or  modifications  to  either  this  FIRST
AMENDMENT TO LEASE, the Lease or any related agreements may only be accomplished by a writing signed by Lessor and Lessee.

RIGHTS AND OBLIGATIONS:

The rights and obligations contained in this FIRST AMENDMENT TO LEASE inure to the benefit of and bind Lessor, Lessee, their respective representatives, officers, directors, affiliated entities, successors-in-interest and assigns. Lessor and Lessee do not intend to confer any rights or impose any obligations on persons not specifically mentioned in this FIRST AMENDMENT TO LEASE.


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ENTIRE AGREEMENT AS TO AMENDED TERMS:

         The FIRST AMENDMENT TO LEASE contains the full and complete agreement of Lessor and Lessee as to the subjects covered by it. The FIRST AMENDMENT TO LEASE supersedes all prior discussions, understandings, agreements or proposals regarding the subjects covered by it, regardless whether written or oral. Neither Lessor nor Lessee have made any representation, promise, inducement or statement of intention which is not contained in the FIRST AMENDMENT TO LEASE. Neither Lessor nor Lessee shall be bound or liable for any alleged misrepresentation, promise, inducement or statement of intention not contained in the FIRST AMENDMENT TO LEASE, the Lease and related agreements.

ATTORNEY'S FEES AND COSTS:

           The prevailing party in any proceeding to construe or enforce the FIRST AMENDMENT TO LEASE shall recover its reasonable attorney's fees, costs and expenses, including fees, costs and expenses of internal counsel.

           IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO LEASE as of the day and year written above.


           FARAH U.S.A., INC.                  BANK OF AMERICA NATIONAL
                                               TRUST AND SAVINGS ASSOCIATION


By:  /s/ Richard C. Allender                   By:  Bryan L. Yoakum
Title:  Chief Executive Officer                Title:  Vice President

By:  /s/ James C. Swaim
Title:  Treasurer


CONSENTED TO BY:

   FARAH INCORPORATED                          VALUE SLACKS, INC.


By:  /s/ James C. Swaim                        By:  /s/ James C. Swaim
Title:  Treasurer                              Title:  Treasurer


   FARAH INTERNATIONAL, INC.

By:  /s/ James C. Swaim
Title:  Treasurer